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                              ARTHUR HARRISON & CO.
                             4290 S. HUDSON PARKWAY
                           ENGLEWOOD, COLORADO 80110
                            TELEPHONE (303) 753-6410
                               FAX (303) 727-6271

Mr. John J. Grace
Chartwell International , Inc.
5275 DTC Parkway, Suite 110
Englewood, Colorado 80111

Dear John,

      This will outline my offer to represent Sports Star Marketing, Inc. as acting Chief Financial Officer. My services will be performed on an as needed basis and are estimated to average approximately 60 hours per month.
      Billings will be submitted monthly based on actual time worked as follows:

$15.00 per hour payable on receipt of billings.
$35.00 per hour payable upon receipt of financing of $750,000 or more. $90.00 per hour in the form of a warrant or stock option based on current offering valuation.

      All travel and authorized business expenses will be reimbursed by Sports Star consistant with the policy for Company employees.

      If this meets with approval, please sign below.

                                       Sincerely,

/s/ [ILLEGIBLE]                        /s/ Arthur D. Harrison
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Accepted Chair of Board